UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

The company has established a capital expenditure budget for 2010 of $180.0 million.  Approximately 40% of this amount is expected to be devoted to projects in Southern California, 41% to projects in the Sacramento Basin, 5% to projects in Texas and 14% for exploration projects in a variety of areas.  Based on this budget, the company expects its net production for 2010 to average 20,250 BOE/d.  It also expects its 2010 lease operating expenses to be approximately $14.50, its general and administrative expenses (excluding non-cash share-based compensation expense) to be approximately $4.50, its production and property taxes to be approximately $1.65, and its depletion, depreciation and amortization expense to be approximately $12.00, in each case on a per BOE basis.  The company’s future capital expenditures, production and expenses are subject to a wide variety of risks and uncertainties, including those discussed in the “Risk Factors” section of its Annual Report on Form 10-K for the year ended December 31, 2008.  As of June 30, 2009, based on a report prepared by the company’s independent reserve engineers, the company had total proved reserves of 94.3 MMBOE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2009

VENOCO, INC.

By:	/s/ Timothy Ficker
Name: Timothy Ficker
Title: Chief Financial Officer